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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


1. First Floor Software, Inc.
2. ConnectInc.com, Inc.
3. Calico Technology, UK, Ltd.
4. Calico Japan KK
5. Calico Commerce, GmBH
6. Calico Commerce France, SA
7. Calico Software India Pvt., Ltd.